EXHIBIT 10.1

EXECUTION VERSION

DELTAGEN, INC.

SECURED PROMISSORY NOTE PURCHASE AGREEMENT

April 2, 2003

DELTAGEN, INC.

SECURED PROMISSORY NOTE PURCHASE AGREEMENT

This Secured Promissory Note Purchase Agreement (the “Agreement”) is made as of the 2nd day of April, 2003 by and between Deltagen, Inc., a Delaware corporation (the “Company”), and each of the purchasers listed on Exhibit A-1 attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

RECITALS

A. The Company desires to issue and sell, and each Purchaser desires to purchase, one or more promissory notes in substantially the form attached to this Agreement as Exhibit B (each, a “Note”).

B. Simultaneously herewith, the Company and the Purchasers are entering into the Stock Purchase Agreement, (the “Equity Agreement”) in the form of Exhibit C, pursuant to which the Company will issue to the Purchasers its Series A Convertible Preferred Stock.

C. Simultaneously herewith, the Company and the Purchasers are entering into a Security Agreement in the form of Exhibit D granting to the Purchasers a security interest in all of the Company’s assets to secure the Company’s obligations under the Notes.

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:

1. Purchase and Sale of Notes.

(a) Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to each Purchaser a Note in the principal amount set forth opposite such Purchaser’s name on Exhibit A-1. The purchase price of each Note shall be equal to 100% of the principal amount of such Note.

(b) Closing; Delivery.

(i) The purchase and sale of the Notes shall take place at the offices of the Company at 11:00 a.m., on April 2, 2003, or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated as the “Initial Closing”). In the event there is more than one closing, the term “Closing” shall apply to each such closing, unless otherwise specified herein.

(ii) At the Initial Closing, the Company shall deliver to each Purchaser:

(A) the Note to be purchased by such Purchaser;

(B) an executed copy of this Agreement, the Security Agreement, the Equity Agreement and the other documents required to be delivered under the Equity Agreement;

(C) a customary opinion from Orrick, Herrington & Sutcliffe LLP, counsel for the Company, substantially in the form attached hereto as Exhibit E.

(D) a certificate of an officer of the Company in which such officer shall state that: the representations and warranties of the Company in Section 2 of this Agreement are correct as of such date; and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing;

(E) a certificate of the Secretary of the Company certifying the Company’s certificate of incorporation, bylaws and authorizing resolutions (which resolutions shall include approval of the Rights Offering (as defined in the Equity Agreement)) and the incumbency of the officers executing any Transaction Documents; and

(F) UCC financing statements and U.S. Patent and Trademark Office and Copyright Office filings in forms approved by the Purchasers.

The U.S. Patent and Trademark Office and Copyright Office filings shall be in a form suitable for recording but shall not be recorded by the Purchasers unless an Event of Default shall have occurred hereunder. Such filings shall include only those patents, patent applications, trademarks, trademark applications and copyrights that are material to the business of the Company, as agreed by the Company and the Purchasers.

(iii) At each Closing after the Initial Closing, the Company shall deliver to each Purchaser:

(A) the Note to be purchased by such Purchaser;

(B) a certificate of an officer of the Company in which such officer shall state that: (1) the representations and warranties of the Company in Section 2 of this Agreement are correct as of such date; (2) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing; and (3) there exists no material violations of this Agreement or the Security Agreement;

(C) a certificate of the Secretary of the Company certifying the Company’s certificate of incorporation, bylaws and authorizing resolutions and the incumbency of the officers executing any Transaction Documents; and

(D) such other UCC financing statements and U.S. Patent and Trademark Office and Copyright Office filings as may be reasonably requested by the Purchasers.

The U.S. Patent and Trademark Office and Copyright Office filings shall be in a form suitable for recording but shall not be recorded by the Purchasers unless an Event of Default shall have occurred hereunder. Such filings shall include only those patent applications, trademarks and copyrights that are material to the business of the Company, as agreed by the Company and the Purchasers.

(iv) At each Closing, each Purchaser shall deliver to the Company (A) payment of the purchase price therefor by check payable to the Company or by wire transfer to a bank designated by the Company and (B) a counterpart signature page to the Note purchased by such Purchaser. At the Initial Closing, each Purchaser shall deliver counterpart signatures to this Agreement and a validly completed and executed IRS Form W-8 BEN or IRS Form W-9, as applicable, establishing such Purchaser’s exemption from withholding tax.

(c) Additional Notes. On July 1, 2003, the Purchasers shall purchase and the Company shall sell additional Notes in the amounts set forth on Exhibit A-2 if:

(i) the Company is unable to satisfy all the conditions to closing specified in the Equity Agreement by June 30, 2003;

(ii) either (A) the stockholder meeting to approve the terms of the Equity Agreement is scheduled for a date prior to August 31, 2003 or (B) the date for such stockholder meeting has not been established due to delays in the review process of the Securities and Exchange Commission that the Company reasonably believes will be resolved in time to complete the stockholder vote prior to August 31, 2003;

(iii) the business, assets, financial condition and operations of the Company are substantially as represented to the Purchasers and no change shall have occurred that, in the reasonable good faith judgment of the Purchasers, is or could have a Material Adverse Effect; provided, however, that no change constituting or related solely to (A) the economy or financial markets of the United States of America in general, unless such factors have had a disproportionate adverse effect on the Company, (B) any change, effect or development that is primarily caused by conditions generally affecting the industry in which the Company conducts its business, unless such factors have had a disproportionate adverse effect on the Company, (C) any change that is primarily caused by the announcement or pendency of this Agreement or the transactions contemplated hereby, (D) any change in listing of the Company’s Common Stock from the Nasdaq National Market to the Nasdaq SmallCap Market, the BBX or the OTC Bulletin Board, or (E) any adverse consequences arising from failure to pay obligations to its creditors when due, shall be deemed to be or have a Material Adverse Effect for the purposes of this Section so long as such failure to pay is contemplated by the Financial Plan (as defined in Section 5(c) hereof); and provided, further, that the occurrence of an Event of Default under Section 5(c)(ii) or Section 5(c)(iii) hereof shall be deemed to constitute a Material Adverse Effect unless such violation occurs solely by reason of the Company’s failure to obtain financing as projected in the Financial Plan; and

(iv) (A) there are no threatened in writing or pending legal suits or proceedings against or affecting any of the Purchasers relating to the transactions contemplated hereby or by the Equity Agreement and (B) there are no temporary restraining orders, preliminary or permanent injunctions or other orders issued by any court of competent jurisdiction or governmental entity preventing the consummation of the transactions contemplated hereby or by the Equity Agreement in effect.

The condition to Closing set forth in clause (iii) of this Section 1(c) may be waived by holders of a majority of the outstanding principal amount of the Notes, and such waiver shall be binding upon all of the Purchasers without further action by them.

All such sales shall be made on the terms and conditions set forth in this Agreement. For purposes of this Agreement, and all other agreements contemplated hereby, any additional notes so acquired shall be deemed to be “Notes.”

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser that:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a Material Adverse Effect.

(b) Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the authorization, sale, issuance and delivery of the Notes and the performance of all obligations of the Company under this Agreement and the Notes has been taken or will be taken prior to the Closing. The Agreement and the Notes, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c) Equity Agreement Representations. Each of the representations and warranties set forth in Section 2 of the Equity Agreement, which are hereby incorporated herein by reference as though set forth in full herein, mutatis mutandis, are true and correct.

(d) No Default. No Default or Event of Default has occurred and is continuing under this Agreement, the Notes or the Security Agreement.

(e) No Usury. Assuming that the representations and warranties of the Purchasers set forth in Section 3 of this Agreement are true, the Notes are exempt from the usury laws of the State of California pursuant to Section 25118 of the California Corporations Code.

3. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company that:

(a) Authorization. Such Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(b) Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Notes to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Notes. The Purchaser has not been formed for the specific purpose of acquiring the Notes.

(c) Relationship to Company and Ability to Protect Interests. The Purchaser, or any its officers, directors or controlling persons, has a preexisting business relationship with the Company. The Purchaser, by reason of its own business and financial experience or that of its professional advisers, has the capacity to protect its own interests in connection with this transaction.

(d) Restricted Securities. The Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Notes are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Note indefinitely unless it is registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Notes for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Note, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

(e) No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Notes.

(f) Legends. The Purchaser understands that the Notes may bear one or all of the following legends:

(i) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

(g) Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(h) Foreign Investors. If a Purchaser is not a United States person (as defined by Rule 902(k) under the Securities Act), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Notes or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Notes, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Notes. Such Purchaser’s subscription and payment for, and his or her continued beneficial ownership of the Notes, will not violate any applicable securities or other laws of Purchaser’s jurisdiction. Such Purchaser also hereby represents that such Purchaser is not a “10-percent shareholder” as defined in Section 871(h) of the Internal Revenue Code of 1986, as amended.

5. Covenants. So long as any of the Notes shall remain outstanding or any obligation thereunder shall remain unpaid, the Company covenants and agrees with the Purchasers as follows:

(a) Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Notes only for working capital and general corporate purposes.

(b) Notice of Default and Related Matters. The Company shall furnish to the Purchasers written notice, promptly upon becoming aware of the existence of:

(i) any condition or event that constitutes a Default or an Event of Default, specifying the nature and period of existence thereof and the action taken or proposed to be taken with respect thereto;

(ii) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Entity, against or affecting the Company or any of its Subsidiaries or any of their respective Affiliates that could reasonably be expected to result in individually or in the aggregate, a Material Adverse Effect;

(iii) any potential Change of Control of the Company; and

(iv) any development that, individually or in the aggregate, has resulted in, or could reasonably be expected to have, a Material Adverse Effect.

(c) Financial Information.

(i) On or prior to the thirtieth (30th) day of each month, the Company shall deliver to each Purchaser a report as to the Company’s consolidated financial results for the prior month, which report shall contain (A) the aggregate balance of cash and cash equivalents of the Company and its subsidiaries on a consolidated basis as of the end of such prior month, (B) the EBITDA of the Company and its subsidiaries on a consolidated basis for such prior month, and (C) such other financial information regarding the consolidated financial results for the prior month as the Purchasers shall request and is reasonably available to the Company (the “Monthly Financial Statements”).

(ii) For each set of Monthly Financial Statements, the amount by which (A) the Projected Cumulative EBITDA loss exceeds (B) the Cumulative EBITDA loss shall not exceed the greater of $300,000 or ten percent (10%) of the Projected Cumulative EBITDA loss. EBITDA is to be computed on a cumulative basis for the period beginning March 1, 2003 through the end of the calendar month for which the Monthly Financial Statement has been prepared.

(iii) For each set of Monthly Financial Statements, the amount by which (A) the Projected Cash Balance exceeds (B) the Cash Balance shall not exceed $250,000.

(iv) If there is a Default triggered by subparagraph (ii) above, the Company will have thirty (30) days from the date of the delivery of the Monthly Financial Statements setting forth such Default to cure such Default and if there is a Default triggered by subparagraph (iii) above, the Company will have three (3) business days from the date of the delivery of the Monthly Financial Statements setting forth such Default to cure such Default, in each case as evidenced by a report provided to the Purchasers by the Company; provided, however, that for purposes of determining whether there has occurred a Material Adverse Effect pursuant to Section 1(c)(iii) hereof and the terms of any other agreement executed and delivered in connection herewith, the

Company shall have no right to cure a Default beyond June 30, 2003, and any Default triggered by subparagraph (ii) above that is in existence as of that date shall be deemed to constitute a Material Adverse Effect unless such Default occurs solely by reason of the Company’s failure to obtain financing as projected in the Financial Plan. In addition, no Default or Event of Default shall be deemed to have occurred under subparagraph (ii) or (iii) above solely by reason of the Company’s failure to obtain financing as projected in the Financial Plan.

(v) On or prior to the thirtieth (30th) day of each month, the Company shall deliver to each Purchaser a summary report containing the following information for the previous month: (A) the revenues to be received by the Company and its Subsidiaries from third parties as a result of new contracts for future products or services entered into during such previous month, (B) aggregate revenues of the Company and its Subsidiaries on a consolidated basis, (C) estimated aggregate expenses of the Company and its Subsidiaries on a consolidated basis, (D) estimated aggregate capital expenditures of the Company and its Subsidiaries on a consolidated basis and (E) any unusual items that occurred during such month.

(vi) Terms used in this Section 5(c) shall have the following meanings:

“Cash Balance” means the aggregate balance of cash and cash equivalents of the Company and its subsidiaries on a consolidated basis as of the last day in the Reporting Period, as set forth in the Monthly Financial Statements for the last month in the Reporting Period.

“Cumulative EBITDA” means, with respect to any Monthly Financial Statements delivered pursuant to this Section 5(c), the aggregate EBITDA for all of the months in the Reporting Period up to and including the month covered by such Monthly Financial Statements, as set forth in the Monthly Financial Statements theretofore delivered.

“Financial Plan” means the Company’s Revised 2003 Financial Plan presented to the Company’s Board of Directors on March 27, 2003 and separately provided to the Purchasers on the date hereof.

“Projected Cash Balance” means the Cash Balance as projected in the Financial Plan.

“Projected Cumulative EBITDA” means the Cumulative EBITDA as projected in the Financial Plan.

“Reporting Period” means the period commencing on March 1, 2003 until and including the calendar month immediately preceding the month in which the Stockholder Meeting (as defined in the Equity Agreement) occurs.

(d) Compliance with Laws. The Company shall, and shall cause each of its Subsidiaries to, comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except where non-compliance therewith could not reasonably be expected to have a Material Adverse Effect.

(e) Restricted Payments. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of their respective capital stock or warrants, options or rights to acquire capital stock (“Equity Interests”) to the direct or indirect holders of any of their respective Equity Interests (other than dividends or distributions payable in Equity Interests of the Company or payable to the Company or a Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any of its Affiliates (other than any such Equity Interests owned by the Company or any Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any indebtedness for borrowed money that is pari passu with or subordinated to the Notes, except a payment of interest or principal at its stated maturity; or (iv) make any investment in any Person other than in the ordinary course of managing its cash; provided, however, that the foregoing shall not be deemed to prohibit the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary in accordance with the terms of written agreements existing on the date hereof under which the Company has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment, or through the exercise of any right of first refusal.

(f) Additional Indebtedness. The Company shall not incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for any Indebtedness that is senior in any respect in right of payment to the Notes other than Indebtedness under Permitted Liens.

(g) Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an “Affiliate Transaction”), unless such Affiliate Transaction is in accordance with the terms of written arrangements in existence as of the date hereof or is between the Company and a Subsidiary.

(h) Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not, and shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants in or the performance of this Agreement; and the Company waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Purchasers, but shall suffer and permit the execution of every such power as though no such law has been enacted.

6. Definitions.

“Affiliate” means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, including without limitation their stockholders and any Affiliates thereof. A Person shall be deemed to control a corporation or other entity if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise.

“Change of Control” means (i)(A) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization own less than 50% of the Company’s voting power or the voting power of the surviving entity or the ultimate parent of the surviving entity immediately after such consolidation, merger or reorganization, or (B) any transaction or series of related transactions not included in clause (A) to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred to another Person or group for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended, or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company to any other Person.

“Default” means an event that, with the passage of time, the giving of notice or both, would constitute an Event of Default.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that, for purposes hereof, the amount of such Indebtedness shall be limited to the lesser of (i) the principal amount thereof and (ii) the fair market value of such property), (f) all guarantees by such person of Indebtedness of others, (g) all capital lease obligations of such Person, and (h) all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances.

“Material Adverse Effect” has the meaning set forth in the Equity Agreement.

“Person” has the meaning set forth in the Security Agreement.

“Subsidiary” means each entity listed on Exhibit 21 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

“Transaction Document” means this Agreement, the Equity Agreement, the Security Agreement, the Notes and the other documents and agreements executed and delivered in connection herewith and therewith.

The foregoing definitions, as well as the other definitions in this Agreement, are applicable to the singular as well as the plural forms.

7. Miscellaneous.

(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The obligations of the Company hereunder may not be assigned. Each Purchaser may assign its rights hereunder to its Affiliates or with the written consent of both the Company and holders of a majority of the outstanding principal amount of the Notes (including such Purchaser). Any assignment in violation of this Section 7(a) shall be null and void.

(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.

(f) Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee

(and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority in outstanding principal amount of the Notes. Any amendment or waiver effected in accordance with this Section 6(g) shall be binding upon each Purchaser and each transferee of the Notes, each future holder of all such Notes, and the Company.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

(j) Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Notes.

(k) Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

(l) Purchaser Fees and Expenses. The Company shall pay the reasonable actual fees and expenses of counsel to the Purchasers and the Purchasers’ costs of due diligence, currently anticipated to be approximately $20,000, whether or not a Closing occurs.

(m) Indemnity. The Company agrees to pay and protect, defend and indemnify each Purchaser and their respective employees, officers, directors, shareholders, affiliates,

correspondents, agents and representatives (collectively, “Representatives”) against, and hold such Purchaser and each such Representative harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including without limitation attorneys’ fees and costs) and other amounts incurred by such Purchaser and each such Representative, arising from (i) the matters contemplated by the Transaction Documents, or (ii) any contention that the Company has failed to comply with any law, rule, regulation, order or directive applicable to the Company’s business. The indemnification in clause (i) shall survive the payment and satisfaction of all of the Obligations (as defined in the Security Agreement).

(n) Survival. The representations, warranties, covenants and agreements made herein and in the Security Agreement shall survive the execution and delivery of this Agreement and the Security Agreement.

(o) Relationship of Purchasers. The Company’s agreement with each of the Purchasers is a separate agreement, the sale of the Notes to each of the Purchasers is a separate sale for all purposes, and the rights and obligations of each Purchaser hereunder are several and not joint. Nothing contained in any of the Transaction Documents shall be deemed to cause any Purchaser to be considered a partner, trustee or fiduciary for or joint venturer with any other Purchaser or the Company. It is not the intent of the Purchasers to create or constitute, and nothing in any of the Transaction Documents shall be treated as creating or constituting, the Purchasers or any number thereof as a “group” within the meaning of rule 13d-5 under the Securities Exchange Act of 1934, as amended.

(p) Rights Offering. The Company covenants and agrees to use its best efforts to cause the Rights Offering (as defined in the Equity Agreement) to occur as soon as reasonably practicable after the Closing under the Equity Agreement.

[Signature Pages Follow]

The parties have executed this Secured Promissory Note Purchase Agreement as of the date first written above.

COMPANY:

DELTAGEN, INC.

By:
Name:
(print)
Title:

Address:	700 Bay Road
Redwood City, CA 94063
Facsimile
Number:	650-569-5563

PURCHASERS:

DLJ CAPITAL CORPORATION

By: Kathleen D. La Porte
Its: Managing Director

DLJ ESC II, L.P.
By: DLJ LBO Plans Management Corporation
Its: General Partner

By: Kathleen D. La Porte
Its: Attorney in fact

SPROUT CEO FUND, L.P.
By: DLJ Capital Corp.
Its: General Partner

By: Kathleen D. La Porte
Its: Managing Director

SIGNATURE PAGE TO SECURED PROMISSORY NOTE PURCHASE AGREEMENT

SPROUT CAPITAL VIII, L.P.
By: DLJ Capital Corp.
Its: Managing General Partner

By: Kathleen D. La Porte
Its: Managing Director

SPROUT VENTURE CAPITAL, L.P.
By: DLJ Capital Corp.
Its: General Partner

By: Kathleen D. La Porte
Its: Managing Director

BOSTON MILLENNIA PARTNERS II LIMITED PARTNERSHIP
By:	Glen Partners II Limited Partnership

By:
General Partner

BOSTON MILLENNIA PARTNERS II-A LIMITED PARTNERSHIP
By:	Glen Partners II Limited Partnership

By:
General Partner

BOSTON MILLENNIA PARTNERS GMBH & CO. KG
By:	Boston Millennia Verwaltungs GmbH

By:
Managing Director

BOSTON MILLENNIA ASSOCIATES II PARTNERSHIP

By:
General Partner

SIGNATURE PAGE TO SECURED PROMISSORY NOTE PURCHASE AGREEMENT

STRATEGIC ADVISORS FUND LIMITED PARTNERSHIP
By:	Glen Partners II Limited Partnership, its General Partner

By:
General Partner

STIPA INVESTMENTS, L.P.
By:	Baccharis Capital, Inc.
Its General Partner

By:
F. Noel Perry
Managing Director

SIGNATURE PAGE TO SECURED PROMISSORY NOTE PURCHASE AGREEMENT

EXHIBIT A-1

SCHEDULE OF PURCHASERS FOR INITIAL CLOSING

Name and Address of Purchaser	Note Principal Amount
DLJ Capital Corporation	$32,689
DLJ ESC II, L.P.	195,221
Sprout CEO Fund, L.P.	9,521
Sprout Capital VIII, L.P.	2,094,736
Sprout Venture Capital, L.P.	125,684

c/o Credit Suisse First Boston

11 Madison Avenue

New York, New York 10010

SPROUT SUBTOTAL: $2,457,851

Boston Millennia Partners II Limited Partnership	639,115
Boston Millennia Partners II-A Limited Partnership	30,615
Boston Millennia Partners Gmbh Co. KG	91,011
Boston Millennia Associates II Partnership	5,752
Strategic Advisors Fund Limited Partnership	3,736

Boston Millennia Partners

30 Rowes Wharf

Boston, MA 02110-3345

BOSTON MILLENNIA SUBTOTAL: $770,229

Stipa Investments, L.P.	1,771,920
2420 Sand Hill Road, Suite 100
Menlo Park, CA 94025
TOTAL:	$5,000,000

A-1

EXHIBIT A-2

SCHEDULE OF ADDITIONAL NOTES

Note Principal Amount
DLJ Capital Corporation	$6,538
DLJ ESC II, L.P.	39,044
Sprout CEO Fund, L.P.	1,904
Sprout Capital VIII, L.P.	418,944
Sprout Venture Capital, L.P.	25,137

Sprout Subtotal: $491,567

Boston Millenia Partners II Limited Partnership	127,823
Boston Millenia Partners II-A Limited Partnership	6,123
Boston Millenia Partners Gmbh Co. KG	18,202
Boston Millenia Associates II Partnership	747
Strategic Advisors Fund Limited Partnership	1,151

Boston Millenia Subtotal: $154,046

Stipa Investments, L.P.	354,387

TOTAL:	$1,000,000

A-2